Exhibit 10.2

CONSULTING SERVICES AGREEMENT

This Agreement made as of the 1ST day of May 2005.

BETWEEN:	ASHTON REED & CO, INC.
a company doing business under the laws of
the state of California.

(hereinafter called the “Consultant” or ARCO)

OF THE FIRST PART

- and -

VITACUBE SYSTEMS HOLDINGS, INC.
(PRH:AMEX)

a corporation incorporated under the laws of the
Nevada, EIN #: 84-157-5085, and doing
business at the following address:

480 S. Holly Street

Denver, CO 80246

(303) 316-8577

(hereinafter called the “Company” or referred to as VCUB)

OF THE SECOND PART

WHEREAS, the Consultant operates and sells marketing services, consisting primarily of researching, organizing and disseminating information, designed to heighten public awareness of the business conducted and performance results achieved by specified companies;

AND WHEREAS the Company desires to retain the services of the Consultant in a financial public relations capacity to inform the investment community and the public on the business and affairs of the Company and to increase the awareness of the company’s publicly traded securities;

The Company develops, sells, markets and distributes nutritional supplement products primarily through direct sales or network marketing in which independent distributors sell their products, as well as purchase them for their own personal use. The Company also sells their products directly to professional and Olympic athletes and to professional sports teams.

The Company’s independent distributors are encouraged to build a sales organization consisting of customers and other independent distributors that they recruit and enroll with them.

The new independent distributors and customers are classified as part of the recruiting independent distributor’s sales network in that distributor’s “downline” organization.

The Company’s network marketing program is designed to provide an incentive for independent distributors to build, maintain and motivate a sales organization of customers and other independent distributors to enhance their earning potential. The Company’s independent distributors are compensated with commissions and bonuses on sales generated through their downline organization.

The Company’s product lines consist of two powdered beverages, 12 individual supplements packaged in their VitaCube® line, and four supplements sold separately. Their VitaCube® is an easy to use, compartmentalized box with instructions for which supplements to take and the proper times to take them.

The Company’s products were formulated for use by professional and Olympic athletes, with sales beginning in the third quarter of 2001.  In 2002, the Company marketed their products to consumers through retail outlets and in-house telemarketing. In the third quarter of 2003, the Company refocused their marketing plan to concentrate on direct marketing while continuing to sell their products directly to professional and Olympic athletes and to professional sports teams.

AND WHEREAS both parties wish to formalize in a written agreement the terms and conditions under which the Consultant will provide such services to the Company.

NOW THEREFORE, for the mutual promises and payments described herein, the parties agree as follows:

1.             APPOINTMENT

The Company hereby engages the Consultant and the Consultant agrees to render services to the Company as a consultant effective May 1, 2005 upon the terms and conditions hereinafter set forth.

2.             TERM

The term of this Agreement commences May 1, 2005 and terminates on November 1, 2005 (the “Initial Term”) for an initial term of SIX (6) months.   This Agreement shall be extended on a mutually agreed upon new Agreement thereafter.

3.             SERVICES

During the term of this Agreement, the Consultant shall use commercially “Best Efforts” to provide advice to, undertake for and consult with the Company concerning the implementation of a program and implement such program all to enable the Company to promote the image of the Company, its products and of the Company’s publicly traded securities.  This program shall include but not be limited to the Consultant setting up meetings with qualified brokers each month in major U.S. cities in an effort to increase public awareness of the Company’s publicly traded securities.  The Consultant is not a registered broker-dealer and will not register as a broker-dealer to perform its services. The Consultant shall conduct its activities competently, in good faith and in accordance with applicable laws and practices of the industry.  The Company understands and acknowledges that the Consultant cannot guarantee that the services provided hereunder will achieve any particular objective or fulfil any specified goals.  It is expressly understood that all materials and/or correspondence regarding the Company for distribution to the public require the prior approval of the Company.

4.             COMPENSATION

Cash:

Both the Company and the Consultant have agreed to the terms such that the Company will pay the Consultant $4,000 upon the execution of this Agreement and an additional $4,000 on the 1ST day of each month for the following FIVE (5) months thereafter for a total of SIX (6) months.  This will complete the SIX (6) month term of this Agreement.  After the initial term expires a new Agreement shall be made effective to supersede this Agreement at the mutual agreement of both parties.

SECURITIES:

(1). The Company will grant to ARCO warrants to purchase 100,000 shares of its free trading common stock (the “Warrants”) at the prices described below:

1. 33,334 Warrants at an exercise price of $ 3.7500 per share.

2. 33,334 Warrants at an exercise price of $ 4.750 per share.

3. 33,332 Warrants at an exercise price of $ 6.000 per share.

All Warrants are exercisable until 5:00 p.m. January 19, 2007, after which they shall expire.

(A). Protection Against Dilution.

If all or any portion of the Warrants are exercised subsequent to the occurrence of any stock dividend, stock split, combination or exchange of shares, reclassification or recapitalization of the Company’s common stock, reorganization of the Company, consolidation with or merger into or sale or conveyance of all or substantially all of the Company’s assets to another corporation or any other similar event, the holder of the Warrants exercising any shall receive, upon exercise of such Warrant at the exercise price, the aggregate number and class of shares which such holder would have received if the Warrant had been exercised immediately prior to such or exchange of shares, reorganization, consolidation, merger or sale or in the event of a stock dividend, stock split combination or recapitalization, the exercise price and the number of shares issuable upon exercise shall be proportionately adjusted.

(B). As soon as practicable.

VCUB shall at its sole cost, except any counsel fees of ARCO, file a registration statement on Form S-3, or other available form, covering the public sale of the shares of common stock issuable upon exercise of the Warrants (the “Registerable Securities”) and use its best efforts to have it declared effective with the Securities and Exchange Commission.

(C). VCUB shall also:

(i). Supply to ARCO two (2) executed copies of each registration statement and a reasonable number of copies of the final prospectus in conformity with requirements of the Securities Act of 1933 (the “Act”) and the Rules and Regulations promulgated thereunder and such other documents as ARCO shall reasonably request.

(ii). Use its best efforts to cause the Registerable Securities to be available to be sold in the State of New York and registered or qualified under such other securities acts or blue sky laws of such jurisdictions as ARCO shall reasonably request as long as such jurisdictions do not exercise a “merit review” of the offering and do any and all other acts and things which may be necessary or advisable to enable ARCO to consummate such proposed sale or other disposition of the Registerable Securities in any such jurisdiction; provided, however, that in no event shall VCUB be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

(iii). Keep the registration statement effective until the expiration date of the Warrants and cooperate in taking such action necessary to permit the public sale or other disposition of such Registerable Securities by ARCO.

(iv). Indemnify and hold harmless ARCO and each underwriter, within the meaning of the Act, who may purchase from or sell for ARCO, any Registerable Securities, from and against any and all losses, claims, damages, and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigation, preparing, defending or settling any claim) arising from (1) any untrue or alleged untrue statement of material fact contained in any such registration statement or any prospectus contained therein or delivered thereunder, or from (2) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless each untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be furnished in writing to VCUB by ARCO or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls ARCO or underwriter within the meaning of the Act.  Provided, however, that VCUB shall not be so obligated to indemnify ARCO or underwriter or controlling person unless ARCO and underwriter shall at the same time indemnify the Company, its directors, each officer signing any registration statement or any amendment to any registration statement and each person, if any, who controls VCUB within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigation, preparing, defending or settling any claim) arising from (3) any untrue or alleged untrue statement of a material fact contained in the registration statement or any amendment thereto, or prospectus contained therein or (4) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of ARCO, underwriter or controlling person shall be limited to liability based upon information furnished in writing to VCUB by ARCO or underwriter or controlling person expressly for use therein.  The indemnity agreement of VCUB herein shall not inure to the benefit of ARCO or any such underwriter (or to the benefit of any person who controls ARCO or such underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any such Registerable Securities by ARCO or such underwriter to any person if such underwriter failed to send or give a copy of the prospectus as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to ARCO or the underwriter) to such person with or prior to written confirmation of the sale involved.  By its signature, ARCO agrees to the indemnification provided above.

(v). VCUB shall comply with the requirements of Section 2(C) at its own expense, including legal, accounting, filing, state qualifications, and printing fees and costs, but excluding counsel fees for the selling stockholders, i.e. ARCO.

(vi). VCUB’s obligation under Section 2(C) shall be conditioned, as to each such public offering, upon a timely receipt by VCUB in writing of:

(a). Information as to the terms of such public offering furnished by or on behalf of ARCO or underwriter intending to make a public distribution of its Registerable Securities; and

(b). Such other information as VCUB may reasonably require from ARCO and any underwriter for inclusion in such registration statement.

5.             CONFIDENTIALITY.

THE PARTIES AGREE TO HOLD ALL DOCUMENTS, INFORMATION, DATA, AND OTHER MATERIALS PROVIDED TO EACH OTHER IN STRICTEST CONFIDENCE. THE PARTIES AGREE NOT TO DISCLOSE ANY SUCH INFORMATION, INCLUDING THE CONTENT OF THIS AGREEMENT, TO THIRD PARTIES UNLESS ONE PARTY PERMITS THE OTHER TO DO SO IN WRITING.

Upon execution of this Agreement by the parties hereto, a valid and binding agreement shall exist as of the date first above written.

VITACUBE SYSTEMS HOLDINGS, INC.		ASHTON REED & CO., INC.

Per:	/s/ Earnest Mathis	Per:	/s/ Ajay Anand

Name:	Earnest Mathis	Name:	Ajay Anand

Position:	CEO	Position:	President

Date:	5/4/05	Date:	5/5/05